Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Carlsmed, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.00001 par value per share, issuable pursuant to stock options outstanding under the Carlsmed, Inc. 2019 Stock Incentive Plan	Rule 457(h)	2,210,904(2)(3)	$2.53	$5,593,587(4)	0.00015310	$856.38
Equity	Common stock, $0.00001 par value per share, issuable pursuant to restricted stock units outstanding under the Carlsmed, Inc. 2019 Stock Incentive Plan	Rule 457(h)	112,478(3)(5)	$15.00	$1,687,170(6)	0.00015310	$258.31
Equity	Common stock, $0.00001 par value per share, reserved for future issuance under the Carlsmed, Inc. 2025 Equity Incentive Plan	Rule 457(h)	3,595,177(7)	$15.00	$53,927,655(6)	0.00015310	$8,256.32
Equity	Common stock, $0.00001 par value per share, reserved for future issuance under the Carlsmed, Inc. 2025 Employee Stock Purchase Plan	Rule 457(h)	398,749(8)	$15.00	$5,981,235(6)	0.00015310	$915.73

	Total Offering Amounts				$67,189,647		$10,286.73

	Total Fee Offsets						—

	Net Fee Due						$10,286.73

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, $0.00001 par value per share (the “Common Stock”) that become issuable under the 2019 Stock Incentive Plan (the “2019 Plan”), the 2025 Equity Incentive Plan (the “2025 Plan”) and the 2025 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.
(2)
Represents shares of Common Stock subject to outstanding stock options granted under the 2019 Plan as of the date of this Registration Statement. No additional stock awards will be granted under the 2019 Plan.

(3)
To the extent that any awards issued under the 2019 Plan are forfeited or canceled, expire, are surrendered, or otherwise become unexercisable, the shares of Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2025 Plan.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 2,210,904 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 Plan are calculated using the weighted-average exercise price of $2.53 per share for such stock options.
(5)
Represents shares of Common Stock underlying restricted stock unit awards outstanding under the 2019 Plan as of the date of this Registration Statement.
(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated based on the initial public offering price per share of Common Stock of $15.00 set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on July 24, 2025 pursuant to Rule 424(b) under the Securities Act
(7)
Represents 3,595,177 shares of Common Stock reserved for future grant under the 2025 Plan. The 2025 Plan provides that the number of shares of the Common Stock reserved for issuance under our 2025 Plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2026 and continuing through and including January 1, 2035, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.
(8)
Represents 398,749 shares of Common Stock reserved for future grant under the 2025 ESPP. The 2025 ESPP provides that the number of shares of the Common Stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2026 and continuing through and including January 1, 2035, by 1% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of the automatic increase or a lesser number of shares determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.